Exhibit 99.1

Silver Spring Networks Reports Preliminary Results for

Fourth Quarter and Full Year 2015

Non-GAAP revenue $74-$75 million

Non-GAAP Earnings Per Share of $0.07-$0.08

Conference Call today at 2:00 p.m. PT

Redwood City, CA – February 8, 2016 – Silver Spring Networks, Inc. (NYSE: SSNI), a leading networking platform and solutions provider for smart energy networks, today announced preliminary financial results for its fourth quarter and year ended December 31, 2015. Silver Spring is providing preliminary results and will hold a conference call this afternoon to coincide with today’s announcement of its contract award with Consolidated Edison Companies.

“We completed 2015 on a high note, and now expect fourth quarter and full year 2015 non-GAAP revenue and earnings per share at the upper end of the range we provided in November,” said Mike Bell, President and CEO. “Our preliminary results, and our award with Con Edison, demonstrate the strength of our business model and the leadership position we have built in the smart grid and smart city markets. I see significant potential for continued innovation and growth in our core markets, and with Starfish, look to leverage Silver Spring’s technology and platform into the broader Internet of Things opportunity.”

The company is providing the following preliminary financial results:

For the fourth quarter, 20151:

•	Non-GAAP revenue $74-$75 million.

•	GAAP revenue $189-$199 million.

•	Non-GAAP income per share $0.07-$0.08.

•	GAAP income per share $0.99-$1.19.

•	Approximately 633,000 endpoints delivered in Q4 2015.

For the full year, 20151:

•	Non-GAAP revenue $281-$282 million.

•	GAAP revenue $480-$490 million.

•	Non-GAAP income per share $0.08-$0.09.

•	GAAP income per share $1.35-$1.55.

•	2.68 million endpoints delivered in 2015 resulting in over 22.9 million cumulative network endpoints delivered from inception through December 31, 2015, up 13% from a year ago.

•	Total backlog of $770 million as of December 31, 2015.

[1]	A reconciliation of expected GAAP to non-GAAP financial results has been provided in the table below

Conference Call

Silver Spring will host a conference call today at 2:00 pm PT (5:00 pm ET) to review its preliminary fourth quarter and full year ended December 31, 2015 financial results and its outlook for the future. During the course of this call, Silver Spring may also disclose material developments affecting its business and/or financial performance. Listeners may access the conference call live at 877-407-0832 (U.S.) or 201-689-8433 (International) or via webcast at http://ir.silverspringnet.com. A dial-in replay of the conference call will be available until April 1, 2016 and can be accessed at 877-660-6853 (domestic) or 201-612-7415 (international) passcode 13630388. An audio webcast replay of the conference call will be available for one year at http://ir.silverspringnet.com.

Silver Spring expects to release its detailed fourth quarter and full year 2015 results on February 16, 2016. The call today is intended to replace the conference call originally scheduled for February 16, 2016. Silver Spring no longer intends to hold a call on that day.

About Silver Spring Networks

Silver Spring Networks is a leading networking platform and solutions provider for smart energy networks. Silver Spring’s pioneering IPv6 networking platform, with over 22.9 million Silver Spring enabled devices delivered, is connecting utilities to homes and business throughout the world with the goal of achieving greater energy efficiency for the planet. Silver Spring’s innovative solutions enable utilities to gain operational efficiencies, improve grid reliability, and empower consumers to monitor and manage energy consumption. Silver Spring Networks’ customers include major utilities around the globe such as Baltimore Gas & Electric, CitiPower & Powercor, Commonwealth Edison, Consolidated Edison, CPS Energy, Florida Power & Light, Jemena Electricity Networks Limited, Pacific Gas & Electric, Pepco Holdings, Progress Energy, and Singapore Power, among others. To learn more, please visit www.silverspringnet.com.

Non-GAAP and Other Financial Measures

Silver Spring believes that its results of operations under generally accepted accounting principles, or GAAP, when considered in isolation, may only provide limited insight into the performance of its business in any given period. As a result, Silver Spring manages its business, makes planning decisions, evaluates its performance and allocates resources by assessing non-GAAP measures such as non-GAAP revenue, non-GAAP net income (loss), non-GAAP income (loss) per share, and total backlog, in addition to other financial measures presented in accordance with GAAP. Silver Spring believes that these non-GAAP and other financial measures offer valuable supplemental information regarding the performance of its business, and will help investors better understand the sales volumes, and gross margin and profitability trends, as well as the cash flow characteristics, of its business. The non-GAAP measures should not be considered in isolation from, are not a substitute for, and do not purport to be an alternative to, revenue, net income (loss), net income (loss) per share or any other performance measure derived in accordance with GAAP. Silver Spring may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Non-GAAP revenue represents amounts invoiced for products for which ownership, typically evidenced by title and risk of loss, has transferred or services that have been provided to the customer, and for which payment is expected to be made in accordance with normal payment terms. Non-GAAP revenue excludes amounts for undelivered products, services to be performed in the future, and amounts paid or payable to customers. Non-GAAP revenue is initially recorded as deferred revenue and is then recognized as revenue when all revenue recognition criteria has been met under Silver Spring’s accounting policies as described in Silver Spring’s filings with the Securities and Exchange Commission. Silver Spring reconciles revenue to non-GAAP revenue by adding revenue to the change in deferred revenue in a given period.

Non-GAAP net income (loss) represents net income (loss) adjusted for changes in deferred revenue and deferred cost of revenue, and excludes expenses related to the amortization of intangible assets, stock-based compensation, acquisition-related charges, income tax benefit related to acquisitions, restructuring and legal settlements.

Non-GAAP income (loss) per share represents non-GAAP net income (loss) divided by weighted average shares outstanding for the period.

Total backlog represents future product and service billings that Silver Spring expects to generate pursuant to contracts entered into with its utility customers and meter manufacturers. Total backlog includes order backlog, which represents future billings for open purchase orders and other firm commitments.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding Silver Spring Networks’ fourth quarter and full year 2015 financial results; the momentum in Silver Spring Networks’ business; future deployments; future innovation; future product availability; future growth; and future financial results. Statements including words such as “anticipate”, “believe”, “estimate” or “expect” and statements in the future tense are forward-looking statements. These forward-looking statements are preliminary estimates and expectations based on current information and are subject to business and economic risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements. Important factors that could cause results to differ materially from the statements herein include: our fourth quarter and full year results are not yet complete and final results are subject to our standard quarterly and annual close and review process; timing around customer decisions and deployment pace; receipt by our customers of required regulatory approvals; dependence on a limited number of customers and key suppliers; general economic risks; specific economic risks in different geographies and among different industries; failure to maintain or increase renewals and increase business from existing customers; uncertainties around continued success in sales growth and market share gains; the expansion of our target markets, including the IoT market; lengthy sales cycles with no assurances that a prospective customer will select Silver Spring’s products and services; amounts included in backlog may not result in billings or revenue; adverse publicity about, or consumer or political opposition to, the smart grid; security breaches involving smart grid products or services; the ability to integrate technology into third-party devices and Silver Spring’s relationship with third-party manufacturers; execution and customer adoption risks related to new product introductions and innovation, including our new fifth generation networking platform and products; the ability to attract and retain personnel, including members of Silver Spring’s management team; changes in strategy; technological changes that make Silver Spring’s products and services less competitive; competition, particularly from larger companies with more resources than Silver Spring; international business uncertainties; the ability to acquire and integrate other businesses; and other risk factors set forth from time to time in Silver Spring’s filings with the SEC, copies of which are available free of charge at the SEC’s website at www.sec.gov. All forward-looking statements in this press release reflect Silver Spring’s expectations as of February 8, 2016. Silver Spring undertakes no obligation, and expressly disclaims any obligation, to update any forward-looking statements in this press release in light of new information or future events. In addition, the preliminary financial results set forth in this press release are estimates based on information currently available to Silver Spring.

For additional information, please contact:

Mark McKechnie

Investor Relations

650-839-4664

mmckechnie@silverspringnet.com

Noel Hartzell

Global Communications

650-839-4184

nhartzell@silverspringnet.com

SILVER SPRING NETWORKS

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP PRELIMINARY FINANCIAL RESULTS

(In millions, except per share data)

	Q4’15		FY 2015
	Low	High	Low	High
Net revenue
GAAP net revenue	$189	$199	$480	$490
Change in deferred revenue, net of foreign currency translation	(115)	(124)	(199)	(208)

Non-GAAP net revenue	$74	$75	$281	$282

Net income
GAAP net income	$52	$62	$70	$80
Change in deferred revenue, net of foreign currency translation	(115)	(124)	(199)	(208)
Change in deferred cost of revenue, net of foreign currency translation	57	56	97	96
Amortization of intangible assets	0	0	2	2
Stock-based compensation	5	5	27	27
Acquisition-related charges	1	1	2	2
Income tax benefit related to Detectent acquisition	—	—	(1)	(1)
Restructuring	0	0	2	2
Legal settlements	4	4	4	4

Non-GAAP net income	$4	$4	$4	$4

Net income per share:
GAAP net income per share	$0.99	$1.19	$1.35	$1.55
Non-GAAP net income per share	$0.07	$0.08	$0.08	$0.09
Weighted average number of shares used in computation:
Basic	50	50	50	50
Diluted	52	52	52	52

				FY 2014
Net loss
GAAP net loss				$(89)
Change in deferred revenue, net of foreign currency translation				85
Change in deferred cost of revenue, net of foreign currency translation				(57)
Amortization of intangible assets				1
Stock-based compensation				34
Restructuring				2
Legal settlements				—
Non-GAAP net loss				$(24)

Net loss per share:
GAAP net loss per share				$(1.84)
Non-GAAP net loss per share				$(0.50)
Weighted average number of shares used in computation:
Basic and Diluted				48